Form of Voting Agreement
Exhibit 10.2
December 5, 2008

Penseco Financial Services Corporation
150 N. Washington Avenue
Scranton, PA 18503
Attn; President and Chief Executive Officer

Ladies and Gentlemen:

Penseco Financial Services Corporation, a Pennsylvania corporation (“Penseco”), its wholly-owned subsidiary, Penn Security Bank and Trust Company, a Pennsylvania commercial bank and trust company (“Penn Security”) and Old Forge Bank, a Pennsylvania commercial bank (“Old Forge”) have entered into an Agreement and Plan of Merger dated as of December 5, 2008 (the “Merger Agreement”). pursuant to which, subject to the terms and conditions set forth therein, Old Forge, in a two-step transaction, will merge with and into Penn Security (the “Merger”). Penseco has requested, as a condition to its execution. and delivery of the Merger Agreement, that the undersigned, a shareholder of Old Forge. execute and deliver to Penseco this Letter Agreement.

The undersigned, solely in his, her or its capacity as a shareholder of Old Forge, in order to induce Penseco to execute and deliver the Merger Agreement, and intending to be legally bound, hereby irrevocably:

a.           Agrees to be present (in person or by proxy) at all meetings of shareholders of Old Forge called to vote for approval of the Merger so that all shares of common stock of Old Forge which are owned by the undersigned and/or his or her spouse, or over which the undersigned and/or his or her spouse have actual voting control (collectively, the “Covered Shares”) will be counted present thereat for the purpose of determining the presence of a quorum at such meetings and to vote the Covered Shares, or cause the Covered Shares to be voted, in person or by proxy, in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of Old Forge and any other action of Old Forge’s shareholders requested in furtherance thereof). The term “Covered Shares” shall include any shares of common stock of Old Forge acquired after the date hereof;

b.           Agrees not to vote the Covered Shares, or cause the Covered Shares not to be voted, to rescind or amend in any manner any prior vote approving or adopting the Merger Agreement;

c.           Agrees to vote the Covered Shares, or cause the Covered Shares to be voted, against, as a shareholder of Old Forge, (i) any (A) extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Old Forge, including an Alternative Proposal (as defined in the Merger Agreement), (B) sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of Old Forge, (C) change in a majority of the board of directors of Old Forge, (D) amendment to Old Forge’s articles of incorporation or bylaws, (E) material change in the capitalization of Old Forge or Old Forge’s corporate structure, or (F) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Letter Agreement. and (ii) any action or agreement that would result in a breach of any representation warranty, covenant or agreement of Old Forge contained in the Merger Agreement or that would result in any of the conditions to the obligations of Old Forge under the Merger Agreement not being fulfilled;

d.           (i) Hereby revokes any and all previous proxies granted with respect to the Covered Shares and grants to the president of Penseco a proxy to vote the Covered Shares (in the event the undersigned fails to vote the Covered Shares in accordance with this Letter Agreement) as indicated in Sections (b) and (c) above (which proxy shall be limited to the matters set forth in Sections (b) and (c)); (ii) intends that such proxy will be irrevocable and coupled with an interest, and shall not be terminated by any act of the undersigned or by operation of law, and (iii) agrees to take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy; provided that such proxy will expire automatically and without further action by the parties upon termination of the Merger Agreement or this Letter Agreement;

e.           Agrees not to sell, transfer or otherwise dispose or limit its right; to vote in any manner any of the Covered Shares, or grant any proxy to vote the Covered Shares otherwise than in accordance with this Letter Agreement unless otherwise agreed to in writing by Penseco;

f.           Subject to paragraph (k) below, agrees not to, directly or indirectly, through any officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative of any of them or otherwise, initiate, solicit or encourage, including by way of furnishing non-public information or assistance, or participate in any discussion or negotiations of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or purchase agreement, merger agreement or other similar agreement with any Person (as defined in the Merger Agreement) other than Penseco and Penn Security with respect to the Merger Agreement and the transactions contemplated thereby. The undersigned and his, her or its representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties other than Penseco and Penn Security with respect to the Merger Agreement and the transactions contemplated thereby;

g.           Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles;

h.           Agrees that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms and agrees that Penseco is entitled to an injunction or injunctions to prevent breaches of this Letter Agreement by the undersigned to enforce specifically the terms and provisions hereof, this being in addition to any other available remedy;

i.           Agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action necessary or appropriate to effectuate the intent of this Letter Agreement;

j.           Agrees that this Letter Agreement may not be amended except by an instrument in writing signed by each of the undersigned and Penseco. Neither this Letter Agreement nor any of the rights, interests or obligations of the undersigned hereunder shall be assigned by the undersigned without the prior written consent of Penseco;

k.           Nothing herein shall impose any obligation on the undersigned to take any action nor omit to take action that would prevent the undersigned, if applicable, from discharging his or her fiduciary duties as a member of the board of directors or as an officer of Old Forge;

l.           Agrees that, in addition to any restrictions under applicable law, during the twelve-month period from and after the effective time of the Merger, the shares of Penseco common stock sold by or for the account of the undersigned, together with all sales of shares of Penseco common stock sold by or for the account of the undersigned within the three months preceding any such sale, shall not exceed one percent of the shares of Penseco common stock outstanding as shown by the most recent report or statement published by Penseco;

m.           Agrees that this Letter Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to any applicable principles of conflict of law; and

n.           Nothing herein shall be deemed to vest in Penseco any direct or indirect ownership or incidence of ownership of or with respect to any shares of common stock of Old Forge held by the undersigned.

The obligations set forth herein shall terminate concurrently with the earlier of (i) any termination of the Merger Agreement, (ii) the completion of the Merger, or (iii) the withdrawal by the board of directors of Old Forge, consistent with the terms of the Merger Agreement, of its recommendation that its shareholders approve the Merger; provided, however, that the obligations set forth in paragraph (1) shall survive the Merger. Upon such termination, except as set forth in paragraph (1), no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

Very truly yours,

Acknowledged and agreed to this _____ day of December, 2008.

Penseco Financial Services Corporation

By:
Name:
Title: